UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1-800-FLOWERS.COM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3117311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 200, Jericho, New York 11753
(Address of Principal Executive Offices)	(Zip Code)

1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, and amended as of October 3, 2023
(Full title of the plan)

James F. McCann 1-800-Flowers.com, Inc. Two Jericho Plaza Jericho, New York 11753
(Name and address of agent for service)

(516) 237-6000
(Telephone number, including area code, of agent for service)

copy to: Helene R. Banks Cahill Gordon & Reindel LLP 32 Old Slip New York, New York 10005 (212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

1-800-Flowers.com, Inc. (“1-800-Flowers.com” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act in connection with an amendment to the 1-800-Flowers.com, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, as amended as of October 3, 2023 and as approved by the shareholders of the Registrant on December 14, 2023 (the “2003 Plan”), which increased the number of shares of Class A Common Stock authorized for issuance under the 2003 Plan by 4,000,000 shares. The shares of Class A Common Stock previously available for issuance or transfer under the 2003 Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-119999) previously filed by the Registrant on October 27, 2004, a Registration Statement on Form S-8 (Registration No. 333-164727) previously filed by the Registrant on February 5, 2010, a Registration Statement on Form S-8 (Registration No. 333-192304) previously filed by the Registrant on November 13, 2013, and a Registration Statement on Form S-8 (Registration No. 333-259759) previously filed by the Registrant on September 24, 2021 (collectively, the “Original Registration Statement”), which registered 21,143,686 shares of Class A Common Stock in the aggregate and which, together with the shares of Class A common Stock registered under this Registration Statement, equals 25,143,686 shares of Class A Common Stock in the aggregate. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including the periodic and current reports that we filed with the Securities and Exchange Commission (the “Commission”) after the effectiveness of the Original Registration Statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended July 2, 2023, filed with the Commission on September 15, 2023;

(b)	The Registrant’s current report on Form 8-K dated November 2, 2023, filed with the Commission on November 2, 2023;

(c)	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2023, filed with the Commission on November 13, 2023; and

(d)

The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement No. 000-26841 on Form 8-A filed with the Commission on July 27, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) of the Exchange Act and the description of the Registrant’s Class A Common Stock set forth under the caption “Description of Common Stock” contained in the Prospectus dated August 2, 1999, as filed with the Commission on August 4, 1999 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description.
4.1

1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, and amended as of October 3, 2023 (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed on October 30, 2023 (File No. 000-26841))

4.2	Specimen Class A common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed on July 9, 1999 (File No. 333-78985))

4.3	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on February 10, 2017 (File No. 000-26841))

4.4

Amendment No. 1 to Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A filed on July 22, 1999 (File No. 333-78985))

4.5	Amendment No. 2 to Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 15, 2016 (File No. 000-26841))

4.6	Second Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 29, 2019 (File No. 000-26841))

5.1	Opinion of Cahill Gordon & Reindel LLP with respect to the legality of the shares being registered hereby*

23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm*

23.2	Consent of Cahill Gordon & Reindel LLP (included in the opinion filed as Exhibit 5.1)*

24	Powers of Attorney (included on signature page)*

107	Calculation of Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on this 14th day of December 2023.

1-800-FLOWERS.COM, INC.

By:	/s/ James F. McCann
Name: James F. McCann
Title: Executive Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. McCann and William E. Shea, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all amendments and post-effective amendments to this registration statement, and any registration statement or statements on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to shares of Class A Common Stock of the Company to be issued under the 1-800-Flowers.com, Inc. 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020, and amended as of October 3, 2023, and to file the same (including any amendments to such registration statement and any additional registration statements filed in accordance with General Instruction E to Form S-8 to register additional securities), and all post-effective amendments thereto, together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact’s substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of December 14, 2023 by the following persons in the capacities and on the dates indicated.

Dated:	December 14, 2023	By:	/s/ James F. McCann
James F. McCann
Executive Chairman and Chief Executive Officer
(Principal Executive Officer)

Dated:	December 14, 2023	By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:	December 14, 2023	By:	/s/ Christopher G. McCann
Christopher G. McCann
Director

Dated:	December 14, 2023	By:	/s/ Celia R. Brown
Celia R. Brown
Director

Dated:	December 14, 2023	By:	/s/ James A. Cannavino
James A. Cannavino
Director

Dated:	December 14, 2023	By:	/s/ Dina Colombo
Dina Colombo
Director

Dated:	December 14, 2023	By:	/s/ Eugene F. DeMark
Eugene F. DeMark
Director

Dated:	December 14, 2023	By:	/s/ Leonard. J. Elmore
Leonard J. Elmore
Director

Dated:	December 14, 2023	By:	/s/ Adam Hanft
Adam Hanft
Director

Dated:	December 14, 2023	By:	/s/ Stephanie Redish Hofmann
Stephanie Redish Hofmann
Director

Dated:	December 14, 2023	By:	/s/ Christina Shim
Christina Shim
Director

Dated:	December 14, 2023	By:	/s/ Larry Zarin
Larry Zarin
Director